Exhibit C
BEAR STEARNS

                                             BEAR, STEARNS INTERNATIONAL LIMITED
                                                               ONE CANADA SQUARE
                                                         LONDON E14 5AD, ENGLAND
                                                              TEL: 0207-516-6390
                                                              FAX: 0207-516-6805
                                                                REGULATED BY FSA

FINAL DRAFT

                                  CONFIRMATION
                            Reference Number: NC-1348

As of September 29, 2000

Starfire Holding Corporation
c/o Icahn Associates Corp.
767 Fifth Avenue
47th Floor
New York, NY  10153

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the transaction entered into as of the Trade Date specified below (the "Transaction") between Bear, Stearns International Limited ("Bear Stearns") and Starfire Holding Corporation ("Counterparty"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the "Reference Master" (as defined below), with respect to the Transaction.

1. This Confirmation is subject to and incorporates the 1997 ISDA Government Bond Option Definitions (the "Bond Option Definitions" or "Definitions"), published by the International Swaps and Derivatives Association, Inc. ("ISDA"), a copy of which is attached hereto as Exhibit A. The parties agree that the 1992 version of the preprinted Master Agreement form, as published by ISDA, without amendation or alteration thereto and without a separate schedule (the "Reference Master"), a copy of which is attached hereto as Exhibit B, shall be incorporated by reference hereto and shall govern the Transaction referenced in this Confirmation, except as expressly modified below. In the event any inconsistency arises among or as to any terms or provisions of this Confirmation, the Definitions or Reference Master, the terms and provisions of this Confirmation shall prevail for the purpose of this Transaction.

2. This Transaction consists of a Put Option between Bear Stearns and Counterparty. For purposes of this Put Option, the Bond Option Definitions shall apply notwithstanding the fact that the securities referenced herein are not Government Bonds and such Definitions have been incorporated for convenience of documentation only. The terms of the particular Transaction to which this Confirmation relates are as follows:

                                       1

     1. General Terms Relating to the Put Option

        Trade Date:           September 29, 2000

        Option Style:         American

        Option Type:          Put

        Seller:               Counterparty

        Buyer:                Bear Stearns

        Bonds: USD1,000 principal of the 10.875% bonds due 2004 issued by GB Property Funding Corp.(the GB Bonds) unless the GB Bonds have been subject to a mandatory exchange which has become effective, in which case it will mean a unit comprising a combination of USD602.73976 of principal of 11% First Mortgage due 2005 (the New Bonds) and 29.45205479 shares of the common stock of GB Holdings, Inc. (the Shares).

        Number of Options:    16,750, subject to Section 5, "Sale of Covered
                              Securities by Bear Stearns"

        Option Entitlement:   One Bond (as defined above) per Option

        Strike Price:         USD965.6458,  plus  accrued but unpaid  interest
                              on the bonds (the GB Bonds or New Bonds as the case may be) underlying one "Bond".

        Premium:              See Section 6 below.

        Premium Payment Date: Not Applicable

        Business Days:        New York

        Calculation Agent:    Bear Stearns,  or any successor  Calculation Agent
                              appointed by Bear Stearns. Counterparty   may
                              challenge  any   determination   or   calculation
                              by  the Calculation   Agent  within  one  Business
                              Day   following   the  receipt  by    Counterparty
                              of  such  determination  or  calculation.  If  the
                              parties  are unable to agree on a  particular
                              determination  or  calculation,  a  mutually
                              acceptable  third  party  will be  appointed
                              within  24 hours  following  the   challenge  by
                              Counterparty, to make a determination as to the disputed matter, which determination shall be binding and conclusive.

                                       2

     3. Procedures for Exercise of Put Option:

        Commencement Date:    October 4, 2001

        Expiration Date:      October 4, 2002

        Expiration Time:      5:00 p.m. New York City Time

        Multiple Exercise:    Applicable

        Reference Price:      The price determined by the Calculation Agent
                              acting in good faith.

        Business Days:        New York

     4. Settlement Terms for the Put Option:

                              Settlement: Physical, provided that, notwithstanding anything to the contrary in
                              Section 6.2 of the Bond Option Definitions, Settlement Disruption Event shall be deemed to include any regulatory or legal restrictions which, in the reasonable judgement of the Calculation Agent, would prohibit Bear Stearns from delivering the Bonds to the Counterparty.

        Settlement Date:      3 Business Days after the relevant Exercise Date.

        Clearance System:     The  Depository  Trust  Company (or any
                              successor),  or otherwise  specified by Bear
                              Stearns.


     5. Sale of Covered Securities

        Sale of Covered
        Securities by Bear
        Stearns: Bear Stearns or one of its affiliates may sell all, or part of, the Covered Securities at any time during the Term of the Transaction. Upon any sale of the Covered Securities or any portion thereof, the Calculation Agent shall reduce the Number of Options as follows: the Number of Options shall be reset to an amount equal to the Number of Options prior to such sale minus the number of Bonds sold (provided that if New Bonds and Shares are sold in a proportion other than that set out in "Bonds" above, the number of Bonds sold will be deemed to be that number of Bonds comprising the greater of the New Bonds or Shares sold determined separately). For example, if Bear Stearns sells USD3,013.70 of New Bonds and
                              294.5205479 Shares, then the Number of Options

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



                              will be reset as follows: 16,750 (i.e., the Number of Options prior to the sale) minus 10 (i.e., the number of Bonds sold, being the greater of 5 (which is the number of Bonds comprising the New Bonds sold) and 10 (which is the number of Bonds comprising the Shares sold)).

                              "Covered Securities" means the GB Bonds purchased by Bear Stearns (as summarized in Section 6 below), and any New Bonds and Shares issued and exchanged therefor.

        Notice Provisions for

        Seller:               c/o Icahn Associates Corp.
                              767 Fifth Avenue
                              47th Floor
                              New York, NY  10153

     6. Purchase of Bonds.    The  parties  acknowledge  that on  September  29,
                              2000, in connection  with this  Transaction,  Bear
                              Stearns   purchased   from  New   Generation,   as
                              investment manager on behalf of one or more parties, including defined benefit pension plans
                              (the  "Original  Sellers"),  a face  amount  of GB
                              Bonds equal to USD16,750,000.

                              In connection with this Transaction, Bear Stearns has not paid a Premium to Counterparty. This will result in a higher price being paid by Bear Stearns to the Original Sellers. Counterparty acknowledges and agrees that it will not be paid a Premium.

     7. Account Details and
        Settlement
        Information:          Payments  to Bear  Stearns:
                              The  Chase  Manhattan Bank, London
                              Sort Code: 60-92-42,  for the account
                              of Bear,  Stearns Securities Corp.
                              Account Number: 11120607,   further   credit   to
                              Bear, Stearns International Limited Sub Account
                              Number: 101-80048-10


     8. Adjustment  Events:   In order to preserve the benefit of the bargain of
                              the parties hereto,  the  Calculation  Agent shall
                              adjust the terms of this Transaction following any
                              concentrative  or dilutive  events,  including but
                              not limited to,  stock  splits,  stock  dividends,
                              reorganization,    recapitalization   or   similar
                              transactions.

     9. Early Termination     If an Event of Default or Termination Event occurs
                              with  respect  to   Counterparty,   then  (a)  the
                              Commencement  Date and the Expiration  Date of the
                              Option   will   be   accelerated   to  the   Early
                              Termination

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


                              Date elected by Bear Stearns and (b) the Bond Payment (as defined in the Definitions) for purposes of settling the Option on the Early Termination Date will be deemed to be the present value (using the prevailing USD LIBOR rate for the period remaining between the Early Termination Date and the Expiration Date set forth under "Procedures for Exercise of Put Option" above as the discount rate (subject to linear interpolation)) of the Bond Payment determined as of the Early Termination Date in accordance with the terms set forth under "General Terms Relating to the Put Option" above. On such Early Termination Date, if Counterparty complies with the Settlement Terms for the Option on the Early Termination Date, then this Transaction will be deemed to be terminated and no amounts will be due under Section 6 of the Reference Master. If Counterparty fails to comply with the Settlement Terms for the Option on the Early Termination Date, then Bear Stearns may exercise all its rights under Section 6 in respect of such Event of Default or Termination Event and any other applicable provisions of the Reference Master.

    10. Interest  on Bonds    If Bear Stearns  does not receive  interest on the
                              Covered  Securities  on the date such  interest is
                              scheduled  to  be  paid  (the  "Interest   Payment
                              Date"), Counterparty will pay the shortfall to Bear Stearns upon notice for value on the Interest
                              Payment Date.

                              If Bear Stearns exercises and settles with Counterparty on the Put Option and subsequently receives a payment in respect of the Covered Securities, it will pay such amount to
                              Counterparty for value on the date it receives such payment.

Additional Provisions:

Incorporation of Terms. For the avoidance of doubt, the Reference Master is incorporated herein, and together with the elections and modifications herein is deemed to be the Executed Master Agreement.

Tax Events. Section 2(d) and Sections 5(b)(ii) and (iii) of the Reference Master will not apply to this Transaction.

Cross Default. The "Cross Default" provisions of Section 5(a)(vi) will apply to Bear Stearns and to Counterparty. To the extent such provisions apply:

         "Specified Indebtedness" will have the meaning set forth in Section 14. "Threshold Amount" means USD10,000,000, or the equivalent thereof, as reasonably determined by the other party, if the applicable Specified Indebtedness is stated in any currency other than USD.

Automatic Early  Termination.  The "Automatic  Early  Termination"  provision of
Section 6(a) will not apply to Bear Stearns or Counterparty.

Payment Measures: Second Method and Market Quotation are elected, subject to Paragraph 9 above.

Termination Currency.   The Termination Currency shall be USD.

Additional Termination Event. Section 5(b)(v) Additional Termination Event will apply. Each of the following shall constitute an Additional Termination Event:

         If the Credit Support Provider (i) dies; (ii) is declared incompetent by a court of competent jurisdiction due to a physical, mental or emotional condition resulting from injury, sickness, disease or other causes; (iii) becomes unable to act in a prudent, timely, and effective manner as a consequence of any accident, physical or mental condition (whether organic or psychological) or other similar cause for an indefinite period of time (notwithstanding the appointment of a guardian, conservator or other legal representative for Counterparty).

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so. Counterparty and Bear Stearns each acknowledge that, as of the date hereof, the New Bonds and Shares are illiquid securities and that each party has made its own evaluation of the New Bonds and Shares.

Payment Date Netting. The parties agree that subparagraph (ii) of Section 2(c) of the Master Agreement will apply to this Transaction. Thus all amounts payable on the same date in the same currency in respect of this Transaction shall be netted.

Governing Law: The laws of the State of New York, without reference to the choice or conflicts of law principles thereof.

Credit Support Documents. The Guaranty of Carl C. Icahn will be the Credit Support Document for the benefit of Bear Stearns.

Credit Support Provider: "Credit Support Provider" means, in relation to Counterparty, Carl C. Icahn.

Transfer. Bear Stearns may also transfer its rights and obligations under this Transaction, in whole or in part, to The Bear Stearns Companies Inc. or any of its Affiliates.

No Agency. Each of Bear Stearns and Counterparty is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

                                       6

Consent to Recording . Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

Waiver of Jury Trial.      Each  party  waives  any  right it may have to a
trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Robin Black by telephone at 212-272-6345. For all other inquiries please contact Niamh Ansley by telephone at 353-1-402-6225. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR, STEARNS INTERNATIONAL LIMITED

By:
       Name:
       Title:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

STARFIRE HOLDING CORPORATION

By:
       Name:
       Title:
       (Authorized Signatory)

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